M A T R I X
                     F U N D I N G   C O R P O R A T I O N

                       6925 Union Park Center, Suite 250
                             Midvale, Utah  84047


LEASE NO.  R0546

                            MASTER LEASE AGREEMENT

This agreement (the "Agreement") is made this 11th day of April, 1996 between MATRIX FUNDING CORPORATION, with its principal office at 6925 Union Park Center, Suite 250, Midvale, Utah 84047, (the "Lessor"), and ELEXSYS
INTERNATIONAL, INC., with its principal office at 1188 Bordeaux Drive, Sunnyvale, California 94089, (the "Lessee").

      1.     LEASE:

      Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment and property (collectively, "Equipment") described in any Equipment Schedule executed and delivered by Lessor and Lessee in connection with this Agreement. Each Equipment Schedule shall incorporate the terms and conditions of this Agreement and constitute a separate lease. In the event of conflict between the provisions of this Agreement and any Equipment Schedule, the provisions of the Equipment Schedule shall govern. Each Equipment Schedule shall constitute a separate lease.

      2.     ADDITIONAL DEFINITIONS:

            (a) "Acceptance Date" means, as to the Equipment designated on any Equipment Schedule, the earliest to occur of (i) the date Lessee accepts the Equipment as set forth in any certificate of acceptance or delivery signed by the Lessee (the "Acceptance Certificate"), or (ii) the date which is determined by the manufacturer or vendor of the Equipment to be the date of installation of such Equipment.

            (b) "Commencement Date" means, as to the Equipment designated on any Equipment Schedule, where the Acceptance Date for such Equipment Schedule falls on the first day of a calendar quarter, that date, and, in any other case, the first day of the calendar quarter following the calendar quarter in which such Acceptance Date falls.

      3.     TERM OF LEASE:

      The term of this Agreement, as to all Equipment designated on any Equipment Schedule, shall commence on the Acceptance Date for such Equipment, and shall continue for an "Initial Period" ending that number of months from the applicable Commencement Date as specified in such Equipment Schedule. Thereafter, Lessee shall have options to purchase or return the Equipment or to extend the Lease as provided in Section 19.(k) of this Agreement.







      4.     RENT AND PAYMENT:

      As to any Equipment  leased  hereunder,  the "Monthly Rental" payable by
Lessee to Lessor shall be as set forth in the applicable Equipment Schedule. The Monthly Rental shall begin on the Commencement Date and shall be due and payable by Lessee in advance on the first day of each month throughout the Initial Period. If the Acceptance Date does not fall on the first day of a calendar quarter, then the first rental payment shall be calculated by multiplying the number of days from and including the Acceptance Date to the Commencement Date by a daily rental equal to one thirtieth (1/30) of the Monthly Rental, and shall be due and payable on the Acceptance Date. Lessee shall pay all rentals hereunder to Lessor, its successors or assigns, at Lessor's address set forth above (or as otherwise directed in writing by Lessor, its successors or assigns), whether or not Lessee has received any notice that such payment is due. LESSEE SHALL NOT ABATE, SET OFF, OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY RENTAL FOR ANY REASON WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, ITS SUCCESSORS OR ASSIGNS.

      Late charges on any past due payments, taxes or other charges hereunder shall accrue at the rate of 1 1/2% per month (or if such rate shall exceed the maximum rate allowed by law, then at the highest rate that is permitted to be charged on liquidated amounts after judgment) beginning with the date that such amount was due and continuing until the amount is paid. If late charges are assessed by a lending institution due to any late payment, Lessee agrees to pay such late charges or to reimburse Lessor for their payment. Lessee agrees to make payment for any late charges promptly upon demand by Lessor.

      5.     TAXES:

       Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected by Lessor, however designated, which are levied or based on the Monthly Rental or on the possession, use, operation, lease, rental, sale, purchase, control or value of the Equipment, including, without limitation, registration and license fees and assessments, state and local privilege or excise taxes, sales and use taxes, personal and other property taxes, and taxes or charges based on gross revenue, but excluding taxes based on Lessor's net income. Lessor shall invoice Lessee for all such taxes in advance of their payment due date, and Lessee shall promptly remit to Lessor all such taxes and charges upon receipt of such invoice from Lessor. Lessee shall pay all penalties and interest resulting from its failure to timely remit such taxes to Lessor when invoiced by Lessor. Lessor shall file all required sales and use tax and personal property tax returns and reports concerning the Equipment with all applicable governmental agencies.

      6.     USE; ALTERATIONS AND ATTACHMENTS:

      (a) After Lessee receives and inspects any Equipment and is satisfied that the Equipment is satisfactory, Lessee shall execute and deliver to Lessor an Acceptance Certificate in a form provided by Lessor; provided, however, that Lessee's failure to execute and deliver an Acceptance Certificate for any Equipment shall not affect the validity of this Agreement with respect to the Equipment.

            (b)    Lessee  shall  be  entitled  to  unlimited   usage  of  the
Equipment during the Initial Period or any renewal periods approved by Lessor in writing.

            (c) Lessee shall at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the location stated in the Equipment Schedule without the prior written consent of Lessor.

            (d) Lessee shall cause the Equipment to be installed, used, operated and, at the termination of this Agreement as to each Equipment Schedule, removed (i) in accordance with any applicable manufacturer's manuals or instructions; (ii) by competent and duly qualified personnel only; and (iii) in accordance with applicable governmental regulations, if any.

            (e) Lessee may not make alterations in or add attachments to the Equipment without first obtaining the written consent of Lessor. Any such alterations or attachments shall be made at Lessee's expense and shall not interfere with the normal and satisfactory operation or maintenance of the Equipment. The manufacturer may incorporate engineering changes or make temporary alterations to the Equipment upon request of Lessee. Unless Lessor shall otherwise agree in writing, all such alterations and attachments shall be and become the property of Lessor or, at the option of Lessor, shall be removed by Lessee at the termination of this Agreement as to such Equipment and the Equipment restored at Lessee's expense to its original condition, reasonable wear and tear only excepted.

            (f) Lessee acknowledges that the Equipment is and shall remain personal property during the term of this Agreement. Lessee shall not permit the Equipment to become an accession to other goods or a fixture to, or part of, any real property. If the Equipment becomes an accession to other goods, Lessee shall provide to Lessor signed waivers in form acceptable to Lessor.

            (g) In the event the Equipment includes software (including all documentation, later versions, updates, modifications; herein "Software"), the following shall apply: (i) Lessee shall possess and use the Software in accordance with the terms and conditions of any license agreement ("License") entered into with the owner/vendor of such Software (at Lessor's request, Lessee shall provide a complete copy of the License to Lessor); (ii) as due consideration for Lessor's payment of the Software price and for providing the Software to Lessee at a lease rate (as opposed to a debt rate), Lessee agrees that Lessor is leasing (and not financing) the Software to Lessee; (iii) except as otherwise specifically provided herein, the Software shall be deemed Equipment for all purposes under this Agreement.

            (h) Lessee shall comply with all applicable laws, regulations and orders relating to the Equipment and this Agreement.

            (i) The Equipment is leased solely for commercial or business purposes.

      7.     MAINTENANCE AND REPAIRS; RETURN OF EQUIPMENT:

            (a) During the continuance of this Agreement, at its expense, and in accordance with all manufacturer maintenance specifications, Lessee
(i) shall keep the  Equipment in good  repair,  working  order and  condition;
(ii) shall make all necessary adjustments, repairs and replacements; (iii) shall furnish all required parts, mechanisms, devices and servicing; and (iv) shall not use or permit the Equipment to be used for any purpose for which, in the opinion of the manufacturer, the Equipment is not designed or reasonably suitable. Such parts, mechanisms and devices shall immediately become a part of the Equipment for all purposes hereunder. If the manufacturer does not provide maintenance specifications, Lessee shall perform all maintenance in accordance with industry standards for like equipment.

            (b) During the continuance of this Agreement and at its own expense, Lessee shall enter into and maintain in force a contract with the manufacturer or other qualified maintenance organization for maintenance of each item of Equipment. Such contract as to each item shall commence upon the Acceptance Date. Lessee shall furnish Lessor with a copy of such contract upon demand.

            (c) At the termination of this Agreement and at its expense, Lessee shall return the Equipment to Lessor at the location within the Continental United States designated by Lessor. Upon such return, the Equipment shall be in the same operating order, repair, condition and appearance as on the Acceptance Date, excepting reasonable wear and tear from proper use thereof including all engineering changes theretofore prescribed by the manufacturer. Lessee shall provide maintenance qualification letters and/or arrange for and pay all costs which are necessary for the manufacturer to accept the Equipment under contract maintenance at its then standard rates.

      (d) At the termination of any Schedule, Lessee shall, at its expense, return the Software to Lessor at the location within the Continental United States designated by the Lessor. Upon such return, Lessee shall also
(i) delete from its systems all Software then installed, (ii) destroy all copies or duplicates of the Software which were not returned to Lessor, and
(iii) cease using the Software altogether. Upon its receipt from Lessee, Lessor shall be responsible to return the Software to the owner/vendor or destroy the Software so that Lessee shall not be in breach of any software license.

      8.     OWNERSHIP AND INSPECTION:

            (a) The Equipment shall at all times remain the property of Lessor or its assigns. By this Agreement, Lessee acquires no ownership rights in the Equipment. Lessor may affix (or require Lessee to affix) tags, decals or plates to the Equipment indicating Lessor's ownership, and Lessee shall not permit their removal or concealment.

            (b) LESSEE SHALL KEEP THE EQUIPMENT AND LESSEE'S INTEREST UNDER THIS AGREEMENT FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES, EXCEPT THOSE PERMITTED IN WRITING BY LESSOR OR ITS ASSIGNS.

            (c) Lessor, its assigns and their agents shall have free access to the Equipment at all reasonable times during normal business hours for the purpose of inspecting the Equipment and for any other purpose contemplated in this Agreement.

            (d) Lessee shall immediately notify Lessor in writing of all details concerning any damage or loss to the Equipment arising from the alleged or apparent improper manufacture, functioning or operation of the Equipment.


      9.     WARRANTIES:

            (a) LESSEE ACKNOWLEDGES THAT LESSOR HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES RELATING TO ANY OF THE FOLLOWING: (i) THE DESCRIPTION, CONDITION, DESIGN, QUALITY OR
PERFORMANCE OF THE EQUIPMENT; (ii) ITS MERCHANTABILITY OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE WHETHER OR NOT DISCLOSED TO LESSOR; AND
(iii) DELIVERY OF THE EQUIPMENT FREE OF THE RIGHTFUL CLAIM OF ANY PERSON BY WAY OF INFRINGEMENT OR THE LIKE. LESSOR EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, INCLUDING SPECIAL OR CONSEQUENTIAL DAMAGES.

            (b) Lessor assigns to Lessee all assignable warranties on the Equipment, as described in Lessor's purchase contract, which assignment shall be effective only (i) during the Initial Period and any renewal periods approved by Lessor in writing, and (ii) so long as no uncured Event of Default exists.

      10.     NET LEASE; LESSEE'S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL:

      This Agreement is a "net lease" and, as between Lessor and Lessee, Lessee shall be responsible for all costs, expenses and claims of every nature whatsoever arising out of or in connection with or related to this Agreement or the Equipment (such as, but not limited to, transportation in and out, packing, installation and deinstallation, shipping and other such charges).

      Lessee agrees that its Monthly Rental and other obligations hereunder shall be irrevocable, independent, absolute and unconditional and shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim otherwise available to Lessee against Lessor; nor, except as otherwise expressly provided herein or as agreed to by Lessor in writing, shall this Agreement terminate for any reason whatsoever prior to the end of the Initial Period.

      11.     ASSIGNMENT:

            (a) LESSEE MAY NOT ASSIGN THIS AGREEMENT OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, except that Lessee may assign this Agreement or sublease the Equipment to any parent or subsidiary corporation, or to a corporation which shall have acquired all or substantially all of the property of Lessee by merger, consolidation or purchase. NO PERMITTED ASSIGNMENT OR SUBLEASE SHALL RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER.

            (b) Lessor may sell and assign its rights and interests in any Equipment and in any Equipment Schedule hereunder, to another party ("Lessor's Assignee") either outright or as collateral security for loans. Upon notice of any such assignment and instructions from Lessor, Lessee shall pay its Monthly Rental and perform its other obligations hereunder to the Lessor's Assignee (or to another party designated by Lessor's Assignee). Upon any such sale or assignment, LESSEE'S OBLIGATIONS TO LESSOR'S ASSIGNEE UNDER THE ASSIGNED EQUIPMENT SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL AND LESSEE WILL NOT ASSERT AGAINST LESSOR'S ASSIGNEE ANY CLAIM, DEFENSE OR COUNTERCLAIMS WHICH LESSEE MIGHT HAVE AGAINST LESSOR. Lessor's Assignee shall have all of the rights but none of the obligations of Lessor under this Agreement. Notwithstanding any assignment by Lessor, Lessor's Assignee shall not be deemed to have assumed or to be obligated to perform any of the obligations of Lessor.

      In connection with any assignment by Lessor of its interest in the Equipment or this Agreement, Lessee acknowledges that the assignment will not materially change the duty of or materially increase the burden or risk imposed on Lessee; and Lessee waives its right, if any, to demand Lessor's
Assignee to comply with the provisions of Utah Uniform Commercial code - Leases, Section 70A-2a-303 (2) (as it now exists or hereafter modified) dealing with adequate assurance and assumption requirements, among other things.

      Upon any such assignment, Lessee agrees to execute (i) any document reasonably requested by Lessor acknowledging such assignment and affirming to Lessor's Assignee basic provisions of this Agreement and the Equipment Schedule, and (ii) UCC-1 precautionary filings reasonably requested.

      Only one executed counterpart of any Equipment Schedule shall be marked "Original"; any other executed counterparts shall be marked "Duplicate Original" or "Counterpart". No security interest in any Equipment Schedule may be created through the transfer and possession of any counterpart other than the "Original".

      12.    RISK OF LOSS ON LESSEE:

      From and after the date that the Equipment is delivered to Lessee and until the Equipment is returned to Lessor as provided in this Agreement, Lessee shall bear all risk of loss, damage, theft or destruction to the Equipment, howsoever caused. If any item of Equipment is rendered unusable as a result of any physical damage to or destruction of the Equipment or if any item of Equipment is lost or stolen, then:

            (a) Lessee shall give Lessor immediate notice thereof, and this Agreement as to such item shall continue in full force and effect without any abatement of any Monthly Rental. Lessee shall determine and notify Lessor, within fifteen (15) days after the date of occurrence of such damage or destruction, whether such item of Equipment can be repaired.

            (b) If Lessee determines that such item of Equipment can be repaired, Lessee shall cause such item of Equipment to be promptly repaired.

            (c) If Lessee determines that the item of Equipment cannot be repaired or if the item of Equipment is lost or stolen, then at Lessor's option, Lessee shall either (i) at its expense promptly replace such item of Equipment with like equipment having a comparable or greater value and convey title to such replacement to Lessor free and clear of all liens and encumbrances, whereupon this Lease shall continue in full force and effect as though such loss, damage, theft or destruction had not occurred; or (ii) pay Lessor an amount equal to the Casualty Loss Value of the item of Equipment determined under any Casualty Loss Schedule attached to the Equipment Schedule, or if none is attached, then an amount equal to the replacement cost of such item of Equipment.

      All proceeds of insurance received by Lessor or Lessee under any insurance policy shall be applied toward the cost of any such repair or replacement.

13.      INSURANCE:

      During the continuance of this Agreement as to each Equipment Schedule, Lessee, at its expense, shall keep in effect (a) an all risk casualty insurance policy covering the Equipment designated in such Equipment Schedule that includes, without limitation, coverage against extended coverage risks, vandalism, theft and malicious mischief, for amounts not less than the Casualty Loss Value of the item of Equipment determined under any Casualty Loss Schedule attached to the Equipment Schedule, or if none is attached, then for amounts not less than the replacement cost of each item of Equipment, with Lessor and its assigns designated as insureds and loss payees under such policy; and (b) a comprehensive general liability policy in amounts acceptable to Lessor and that designates Lessor and its assigns as co-insureds. All such insurance policies shall be with licensed insurance companies acceptable to Lessor; shall prohibit cancellation or modification thereof without at least thirty (30) days prior written notice to Lessor; and shall provide that as to Lessor, its successors and assigns, the insurance shall not be invalidated by any act, omission or neglect of Lessee. Lessee shall be responsible for paying any deductibles on such policies. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Lessee shall give Lessor prompt notice of any damage to, or loss of, any of the Equipment, or any part thereof, or any personal injury or property damage occasioned by the use of the Equipment.

      14.    INDEMNIFICATION:

      Except for the gross negligence or willful misconduct of Lessor or as otherwise provided herein, Lessee shall indemnify Lessor against and hold Lessor harmless of and from any and all claims, (including without limitation, claims involving strict or absolute liability), actions, suits, proceedings, costs, expenses (including a reasonable attorney's fee incurred by Lessor either in enforcing this indemnity or in defending against such claims), damages and liabilities at law or in equity, arising out of, connected with or resulting from this Agreement or the Equipment, including, without limitation the delivery, possession, use, operation, condition, lease, return, storage or disposition thereof. For purposes of this paragraph, the term "Lessor" shall include Lessor, its successors and assigns, shareholders, directors, officers, representatives and agents, and the provisions of this paragraph shall survive expiration of this Agreement with respect to events occurring prior thereto.

      15.    EVENTS OF DEFAULT:

      The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a default under this Agreement:

            (a) Lessee fails to pay any Monthly Rental when the same becomes due and such failure shall continue uncured for ten (10) days after written notice thereof is given to Lessee;

            (b) Except as expressly provided herein, Lessee attempts to, or does, remove, sell, assign, transfer, encumber, sublet or part with possession of any one or more items of the Equipment, or any interest under this Agreement, except as expressly permitted herein.

            (c)    Through  the  act  or  omission  of  Lessee,  any  item  of
Equipment  is  subject  to  any  levy,  seizure,  attachment,   assignment  or
execution; or Lessee abandons any item of Equipment;

            (d) Lessee fails to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder and such failure shall continue uncured for ten (10) days after written notice thereof is given to Lessee.

            (e)    Lessee's   representations  and  warranties  made  in  this
Agreement or in connection herewith shall be false or misleading in any material respect.

            (f) Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, is insolvent, admits in writing its inability to pay its financial obligations as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation.

            (g) Within thirty (30) days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

      16.    REMEDIES:

      Upon the occurrence of any Event of Default, Lessor shall have the option, with or without giving notice to Lessee, to do any one or more of the following:

            (a)    Lessor may enforce this Agreement according to its terms;

            (b)    Lessor may  advance  funds on  Lessee's  behalf to cure the
Event  of  Default,   whereupon  Lessee  shall  immediately  reimburse  Lessor
therefor, together with late charges accrued thereon;

            (c)    Lessor may refuse to deliver the Equipment to Lessee;

            (d) By notice to Lessee, Lessor may terminate this Agreement as to any or all Equipment Schedules;

            (e) Lessee shall remain fully liable for and shall pay Lessor for (i) all sums due and payable under the Equipment Schedule for all periods up to and including the date on which Lessor has declared this Agreement to be in default; (ii) all costs and expenses incurred by Lessor on account of such default, including, but not limited to, all court costs and reasonable attorneys' fees; and (iii) all reasonable damages as provided by law (collectively "Lessor's Damages").

            (f) Whether or not this Lease is terminated as to any or all Equipment Schedules, Lessor may (i) take possession of any or all of the Equipment listed on any or all Equipment Schedules, wherever situated, and for such purpose, Lessor may enter upon any Lessee's premises without any court order and without liability for so doing (Lessee hereby waives any action for trespass or damages by reason of such entry or taking possession);
(ii) without removal, render the Equipment unusable and dispose of the same on Lessee's premises; or (iii) cause Lessee (and Lessee hereby agrees) to assemble the Equipment and either make it available to Lessor at a place designated by Lessor or return it to Lessor as provided in this Agreement.

            (g) Lessor may sue for and recover all rents and other payments that accrue after the occurrence of the Event of Default, as the same become due; or Lessor may recover from Lessee, as liquidated damages ("Liquidated Damages") for loss of a bargain and not as a penalty, an amount equal to the present value of all unpaid Rentals required to be paid by Lessee during the Initial Period or any renewal period then in effect, discounted at the rate of five percent (5%) per annum, which payment shall become immediately due and payable;

      (h) If Lessee breaches any of its obligations under Section 7(d) of this Agreement, Lessee shall be liable to Lessor for additional damages in an amount not less than the original cost paid by Lessor for the Software, and at Lessor's option, Lessor shall be entitled to injunctive relief.

            (i) Lessor may sell, dispose of, hold, use or lease any Equipment as Lessor in its sole discretion may determine without any duty, except as provided below, to account to Lessee. Lessor may purchase at any such sale, and Lessor shall not be obligated to give preference to the sale, lease or other disposition of the Equipment over the sale, lease or other disposition of similar equipment owned or leased by or through Lessor.

      If Lessee shall have paid to Lessor all of the Liquidated Damages, then Lessor shall pay to Lessee, promptly after receipt thereof, all rentals or proceeds received from (a) the reletting of the Equipment during the remainder of the Initial Period or any renewal periods then in effect (after deduction of an amount equal to all Lessor's Damages); or (b) any sale of the Equipment occurring during the remainder of the Initial Period or any renewal periods then in effect less an amount equal to the estimated fair market value of the Equipment at the end of the Initial Period or renewal period then in effect (after deduction of an amount equal to all Lessor's Damages), said amount never to exceed the amount of the Liquidated Damages paid by Lessee. Any remaining amounts from reletting or sale shall be retained by Lessor.

      Lessor may exercise any and all rights and remedies available at law or in equity, including those available under the Uniform Commercial Code (including the section thereof dealing with Leases) as enacted in Utah or in any state in which the Equipment is located or other applicable law.

      The rights and remedies afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law. Lessor's failure promptly to enforce any right hereunder shall not operate as a waiver of such right, and Lessor's waiver of any default shall not constitute a waiver of any subsequent or other default. Lessor may accept late payments or partial payments of amounts due under this Agreement and may delay enforcing any of Lessor's rights hereunder without losing or waiving any of Lessor's rights under this Agreement.


      17.    TAX INDEMNITY:

      This Agreement is entered into on the basis that Lessor shall be the owner of the Equipment for federal and state income tax purposes and entitled to such deductions, credits and other benefits as are provided an owner of personal property, including but not limited to (i) the maximum Modified Accelerated Cost Recovery System deductions ("depreciation") for the MACRS Property Class life under the Internal Revenue Code of 1986 ("Code"); and
(ii) interest deductions in the full amount of any interest paid or accrued with respect to any loan made to or assumed by Lessor or its assigns to finance the purchase of the Equipment (collectively referred to herein as the "Tax Benefits").




      If, with respect to any item of Equipment, Lessor or its assigns shall not have or shall lose the right to claim all or any portion of the Tax Benefits or if all or any portion of the Tax Benefits shall be disallowed or recaptured (hereinafter referred to as "Tax Benefit Loss") due to the acts or omission of Lessee, then the following provisions shall be applicable:

            (a) Subject to the exceptions set forth below, Lessee shall, within thirty (30) days after written notice from Lessor that a Tax Benefit Loss has occurred, pay to Lessor at Lessor's option, either a lump-sum payment or an increase to the remaining monthly payments due under the Equipment Schedule in an amount which, after taking into account the effects of interest, penalties and additional taxes payable by Lessor as a result of the Tax Benefit Loss and the receipt of payment hereunder, will cause Lessor's net effective after-tax return over the term of the Equipment Schedule to equal the net effective after-tax return which would have been available if Lessor had been entitled to the utilization of all the Tax Benefits.

            (b) For purposes hereof a Tax Benefit Loss shall occur upon the earliest of (i) the payment by Lessor to the Internal Revenue Service or the applicable state revenue office of the tax increase resulting from such Tax Benefit Loss, or (ii) the adjustment of the tax return of Lessor to reflect such Tax Benefit Loss.

            (c) Notwithstanding the foregoing, Lessor shall not be entitled to a payment hereunder on account of any Tax Benefit Loss directly attributable to any of the following: (i) any act on the part of Lessor which causes a Tax Benefit Loss; (ii) the failure of Lessor to have sufficient taxable income or tax liability to utilize such Tax Benefits; or (iii) the happening of any other event with respect to Lessor (such as disqualifying change in Lessor's business or characterization of Lessor as a personal holding company) which causes a Tax Benefit Loss.

            (d) This Section is expressly made for the benefit of, and shall be enforceable, by Lessor, any person, firm, corporation or other entity to which Lessor transfers title to all or a portion of the Equipment and their successors and assigns (collectively, the "Owner"). For purposes hereof, the term "Owner" shall include an affiliated group (within the meaning of the Code) of which a person or entity is a member for any year in which a consolidated income tax return is filed for such affiliated group. Lessee shall indemnify and hold harmless any such Owner from any Tax Benefit Loss on the same terms and to the same extent as it would have indemnified Lessor and held Lessor harmless as if said Owner were the Lessor hereunder. All of Lessor's rights and privileges arising from the indemnities contained herein shall survive the expiration or other termination of this Lease.

      18.    COVENANT OF QUIET POSSESSION:

      Lessor agrees that so long as no Event of Default has occurred and is continuing, Lessee shall be entitled to quietly possess the Equipment subject to and in accordance with the terms and conditions of this Agreement.


      19.    GENERAL:

            (a) Integration. All schedules or riders to this Agreement; Equipment Schedules executed hereunder; schedules or riders attached to Equipment Schedules; other documents referred to in Equipment Schedules and Acceptance Certificates, whether they are signed before, on or after the date of this Agreement, are incorporated into this Agreement by this reference. Such documents appertaining to any Equipment Schedule and this Agreement constitute the entire agreement between the parties with respect to the items of Equipment listed on such Equipment Schedule.

            (b) Modification. This Agreement may not be amended or modified except by a writing signed by a duly authorized representative of each party, but no such amendment or modification needs further consideration to be binding. Notwithstanding the foregoing, Lessee authorizes Lessor to amend any Equipment Schedule to identify more accurately the Equipment (including, without limitation, supplying serial numbers or other identifying data), and such amendment shall be binding on Lessor and Lessee unless Lessee objects thereto within 15 days after receiving notice of the amendment from Lessor.

            (c) Interpretation. The provisions of this Agreement shall be deemed to be independent and severable. The invalidity or partial invalidity of any one provision or portion of this Agreement under the laws of any jurisdiction shall not affect the validity or enforceability of any other provisions of this Agreement. The captions and headings set forth herein are for convenience of reference only and shall not define or limit any of the terms hereof.

            (d) Notices. Notices hereunder shall be in writing and addressed to the other party at the address herein or such other address provided by notice hereunder and shall be effective (i) upon the next business day, if sent by guaranteed overnight express service (such as federal express); (ii) on the same day, if personally delivered; or (iii) three days after mailing, if sent by certified or registered U.S. mail, postage prepaid and addressed to the other party.

            (e) Governing Law. This Lease shall be governed by and shall be interpreted pursuant to the laws of the State of Utah.

            (f) Binding Effect. The provisions of this Agreement shall inure to the benefit of and shall bind Lessor and Lessee and their respective permitted successors and assigns.

            (g) Financing Statements. Lessee shall sign and deliver to Lessor one or more financing statements, supplements thereto and other instruments in order to establish, perfect, extend and/or enforce the parties' interests in the Equipment and under this Agreement. Lessee shall pay all costs of filing such statements. A photocopy of this Agreement shall be sufficient as, and may be filed as, an original financing statement. If Lessee defaults hereunder, then Lessor shall automatically be constituted as Lessee's attorney-in-fact for the purpose of carrying out the provisions of this paragraph.

            (h) Opinion of Counsel. Upon request, Lessee shall provide to Lessor an opinion of its counsel as to Lessee's legal standing, the authorization and execution of this Agreement and other documents, the enforceability of this Agreement against Lessee, and other matters reasonably requested.

            (i) Audited Financial Statements. Upon request, Lessee shall provide to Lessor a copy of its annual audited financial statements.

            (j) Provisional Security Interest. In the event a court of competent jurisdiction or other governing authority shall determine that this Agreement is not a "true lease" or that Lessor (or its assigns) does not hold legal title to or is not the owner of the Equipment, then this Agreement shall be deemed to be a security agreement with Lessee, as debtor, having granted to Lessor, as secured party, a security interest in the Equipment effective the date of this Agreement; and Lessor shall have all of the rights, privileges and remedies of a secured party under the Utah Uniform Commercial Code.

      (k) Lessee's Options at End of Initial Period. At the end of the Initial Period of any Equipment Schedule, or upon any expiration of any renewal or extension thereof as provided for in option (2) herein or otherwise, Lessee shall, provided at least one hundred eighty (180) days prior written notice is received by Lessor from Lessee via certified mail, do one of the following: (1) purchase the Equipment for a mutually agreeable price, (2) extend the Lease for twelve (12) additional months at the rate specified on the respective Equipment Schedule, or (3) return the Equipment to Lessor at Lessee's expense to a destination within the continental United States specified by Lessor and terminate the Equipment Schedule; provided, however, that for option (3) to apply, all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Equipment Schedule must first be paid in full, the provisions of Sections 6(d) and (e) and 7(c) and (d) hereof must be specifically complied with, and Lessee must enter into a new Equipment Schedule with Lessor to lease Equipment which replaces the Equipment listed on the old Equipment Schedule. With respect to options (1) and (3), each party shall have the right in its absolute and sole discretion to accept or reject any terms of purchase or of any new Equipment Schedule, as applicable. In the event Lessor and Lessee have not agreed to either option (1) or (3) by the end of the Initial Period or any renewal or extension period then effect, or if Lessee fails to give written notice of its option via certified mail at least one hundred eighty
(180) days prior to the termination of the Initial Period or any renewal or extension period then in effect, then option (2) shall apply at the end of the Initial Period or any renewal or extension period then in effect.


      IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement on the day and year first above written.


LESSOR:

MATRIX FUNDING CORPORATION

BY: ________________________________

TITLE: _____________________________


LESSEE:

ELEXSYS INTERNATIONAL, INC.

BY: ________________________________

TITLE: _____________________________